                                                                       EXHIBIT A

                    WITHDRAWAL OF MEMBER FROM, ADMISSION OF
                       MEMBERS TO, CONTRIBUTION TO, AND
                     AMENDMENT TO OPERATING AGREEMENT OF,
                           LIMITED LIABILITY COMPANY


     THIS AGREEMENT (the "Agreement") is signed on the date below the signature of each party hereto but effective as of October 21, 1999 (the "Effective Date") among SIRMON COMMERCIAL FINANCE, L.L.C., a Louisiana limited liability company (the "Organization"), JOHNNY J. SIRMON ("J. Sirmon"), REBECCA S. STOKES
("R. Stokes"), DANNON S. STOKES ("D. Stokes"), PATRICK G. STOKES ("P. Stokes"), REVIS G. SIRMON ("R. Sirmon"), E. LARRY SIKES ("Sikes"), COASTAL, INC., a Louisiana corporation, ("Coastal"), STOKES CHILDREN'S TRUST, an irrevocable inter vivos trust established on December 27, 1994 (the "Trust") and HELEN L. MILLIMAN ("Milliman") who represented and warranted to each other as follows:

     WHEREAS: J. Sirmon, R. Stokes, D. Stokes, P. Stokes, R. Sirmon and Sikes are all of the members (the "Member(s)") of the Organization, a Louisiana limited liability company, organized as Coastal Commercial Finance, L.L.C. pursuant to Articles of Organization dated May 1, 1996, the date on which the existence of the Organization commenced, a multiple original of which was recorded on May 3, 1996 in the office of the Louisiana Secretary of State as amended by Articles of Amendment to the Articles of Organization dated
July 9, 1996 a multiple original of which was recorded on July 22, 1996 in the office of the Louisiana Secretary of State changing the name of the Organization; and

     WHEREAS: The Members are party to an Operating Agreement (the "Operating Agreement") dated effective as of May 1, 1996 (all word(s) used herein with the initial letter(s) capitalized and not otherwise defined herein shall have the same meaning herein as in the Operating Agreement unless the context clearly indicates the contrary); and

     WHEREAS: R. Sirmon is withdrawing as a Member of the Organization in accordance with the provisions of Section 6.01(a)(ii) of the Operating Agreement effective as of the Effective Date, and pursuant to the terms and conditions, of this Agreement; and

     WHEREAS: Coastal, the Trust and Milliman are becoming Members of the Organization effective as of the Effective Date, and in accordance with the terms and conditions of, this Agreement; and

     WHEREAS: The Members of the Organization, following the withdrawal of R. Sirmon and the admission of Milliman, Coastal and the Trust, shall transfer all shares of KBK Capital Corporation owned by each Member individually to the Organization in accordance with the terms and conditions, and effective as of the Effective Date, of this Agreement in return for membership interests in the Organization; and

     WHEREAS: The withdrawal of R. Sirmon, the admission of Coastal, Milliman and the Trust, and the amendments to the Operating Agreement to effectuate the foregoing require the unanimous consent of the Members;

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     NOW, THEREFORE, the parties agree and contract as follows:

     (1) R. Sirmon withdraws and resigns as a Member of the Organization effective as of the Effective Date of this Agreement.

     (2) Coastal, the Trust and Milliman are admitted as Members of the Organization effective as of the Effective Date of this Agreement.

     (3) To the extent required pursuant to the provisions of La. R.S. 12:1332 and/or the Operating Agreement, each of the Organization, J. Sirmon, R. Stokes,
D. Stokes, P. Stokes and Sikes:

          (a) consents and agrees to (i) the withdrawal and resignation of R. Sirmon, and (ii) the admission of each of Coastal, Milliman and the Trust, as Member(s) of the Organization effective as of the Effective Date of this Agreement; and

          (b) waives application of the provisions of Article VI of the Operating Agreement insofar as, but only insofar as, necessary for the effectuation of subpart (a) of this paragraph 3.

     (4) Coastal, the Trust and Milliman, as a consequence of becoming Members in the Organization, agree to be bound by all of the terms and conditions of the Operating Agreement as modified by the terms and conditions, and effective as of the Effective Date, of this Agreement.

     (5) As a consequence of the resignation and withdrawal of R. Sirmon, and the admission of each of Coastal, the Trust and Milliman, as Member(s) in the Organization and the contribution being made by the Members to the Organization as capital, the Members amend the Operating Agreement of the Organization as of the Effective Date of this Agreement as follows:

          (a) The term Member(s), as used in the Operating Agreement, shall include Coastal, the Trust and Milliman. R. Sirmon shall not be a Member.

          (b)  The first sentence of Section 1.01 is amended to read as follows:

               The Members have made contributions of shares of the $.01 par value common stock of KBK Capital Corporation to the capital of the Organization as follows:

                                   Shares of
                    Member           Stock
                    ------          -------

                    J. Sirmon       128,820
                    R. Stokes        69,340
                    D. Stokes        58,240
                    P. Stokes        67,560

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                    Coastal          62,475
                    Sikes            61,900
                    Trust            11,100
                    Milliman         23,160
                                    -------

                         Total      482,595
                                    =======
          (c) The percentages set forth in Section 5.01(a) are amended to read as follow:

                    J. Sirmon                26.6932%
                    R. Stokes                14.3682%
                    D. Stokes                12.0681%
                    P. Stokes                13.9993%
                    Coastal                  12.9456%
                    Sikes                    12.8265%
                    Trust                     2.3001%
                    Milliman                  4.7991%
                                            ---------

                         Total              100.0000%
                                            =========

     (6) As required by the provisions of Section 6.05(b) of the Operating Agreement, the notice address for each of Coastal, the Trust and Milliman are set forth opposite the signature of each such party hereto.

     (7) The spouse of each married Member, by signature hereto, acknowledges the provisions of Section 9.10 of the Operating Agreement remain applicable to the interest of the Member in the Organization following the adoption of this Agreement.

     (8) The Organization consents to, authorizes, ratifies, approves and adopts the action of its Members set forth in this Agreement.

     (9) This Agreement may be signed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties have signed this Agreement on the date set forth below their respective signatures but effective as of the Effective Date.

                                    MEMBERS:

                                      /s/ JOHNNY J. SIRMON
                                    ----------------------
Notice Address:                     Johnny J. Sirmon

P.O. Box 777                        Date:  October 8, 1999
Abbeville, Louisiana  70511-0777

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                                      /s/ REBECCA S. STOKES
                                    -----------------------
Notice Address:                     Rebecca S. Stokes

P.O. Box 1166                       Date:  October 1, 1999
Abbeville, Louisiana  70511-1166

                                      /s/ PATRICK G. STOKES
                                    -----------------------
Notice Address:                     Patrick G. Stokes

P.O. Box 246                        Date:  October 4, 1999
Abbeville, Louisiana  70511-0246

                                      /s/ DANNON S. STOKES
                                    ----------------------
Notice Address:                     Dannon S. Stokes

P.O. Box 246                        Date:  October 4, 1999
Abbeville, Louisiana  70511-0246

                                      /s/ REVIS G. SIRMON
                                    ---------------------
Notice Address:                     Revis G. Sirmon

601 Second Street                   Date:  October 4, 1999
Abbeville, Louisiana  70510

                                      /s/ E. LARRY SIKES
                                    --------------------
Notice Address:                     E. Larry Sikes

P.O. Box 2517                       Date:  October 1, 1999
Lafayette, Louisiana  70502

                                    COASTAL, INC.

                                    By:  /s/ PATRICK G. STOKES
                                       -----------------------
Notice Address:                        Patrick G. Stokes, President

P.O. Box 418                        Date:  October 4, 1999
Abbeville, Louisiana 70511-0418

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                                    STOKES CHILDREN'S TRUST

                                    By:  /s/ PATRICK G. STOKES, TRUSTEE
                                       ---------------------------------

Notice Address:                        Patrick G. Stokes, Trustee

P.O. Box 246                        Date:  October 4, 1999
Abbeville, Louisiana  70511-0246


                                      /s/ HELEN L. MILLIMAN
                                    ------------------------
Notice Address:                     Helen L. Milliman

208 Fifth Street                    Date:  October 4, 1999
Abbeville, Louisiana  70510
                                    SPOUSES:

                                      /s/ CAROLINE PEDIGO STOKES
                                    ----------------------------
                                    Caroline Pedigo Stokes

                                    Date:  October 4, 1999

                                      /s/ VIRGINIA BROUSSARD STOKES
                                    -------------------------------
                                    Virginia Broussard Stokes

                                    Date:  October 4, 1999

                                      /s/ LORRAINE BREAUX SIRMON
                                    ----------------------------
                                    Lorraine Breaux Sirmon

                                    Date:  October 4, 1999

                                      /s/ JANICE HEBERT SIKES
                                    -------------------------
                                    Janice Hebert Sikes

                                    Date:  October 6, 1999


                                    SIRMON COMMERCIAL FINANCE, L.L.C.

                                    By:  /s/ JOHNNY J. SIRMON
                                        ----------------------
Notice Address:                         Johnny J. Sirmon, Managing Member

P.O. Box 777                        Date:  October 8, 1999
Abbeville, Louisiana  70511-0777

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